THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

                                                 SECURED PROMISSORY NOTE

                                                 PRINCIPAL AMOUNT: $300,000

                                                INTEREST RATE:  5% Per Annum

BORROWER'S NAME AND ADDRESS:                                                             February 17, 2004

VillageEDOCS                                                                                                           Tustin, California

14471 Chambers Road

Suite 105

Tustin, California 92780

            1.         FOR VALUE RECEIVED, on February 17, 2007 (the "Maturity Date"), VILLAGEEDOCS, a California corporation (the "Borrower"), promises to pay to the order of JAMES L. CAMPBELL, on his own behalf (the "Lender"), the principal amount of THREE HUNDRED THOUSAND DOLLARS AND NO CENTS ($300,000) (the "Principal Amount"), plus interest on the unpaid principal balance at the rate specified below, in accordance with the provisions set forth herein.

            2.         From and after the date hereof (until maturity or default as hereinafter provided), interest shall accrue at the rate of 5% per annum.  Interest accrued on the unpaid balance of the Principal Amount shall be payable monthly in arrears on or before the fifth business day of the ensuing calendar month commencing on March 17, 2004 and continuing each and every month thereafter until paid in full.  The Principal Amount of this Note shall be payable in three (3) equal annual installments of ONE HUNDRED THOUSAND DOLLARS AND NO CENTS ($100,000) each, with the first installment due on February 17, 2005 and subsequent installments due on  February 17, 2006 and February 17, 2007.  All accrued and unpaid interest plus all outstanding principal shall be paid on the Maturity Date.  Except as otherwise provided in this Note, all payments on the principal and interest of this Note shall be (a) paid in lawful money of the United States of America (if appropriate) during regular business hours of the Lender at 40 Joseph E. Kennedy Boulevard, Statesboro, Georgia 30458 or at such other place as the Lender may at any time or from time to time designate in writing to the Borrower, and (b) applied first to interest and then to principal.

            3.         Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

            4.         The Borrower shall pay to the Lender, without demand, interest (to the extent allowed by law) on any overdue principal of this Note or upon any Event of Default (as defined below) at a rate equal to 8% per annum (calculated as set forth above), from the due date of such principal or interest until payment in full thereof.

            5.         In addition to Section 4 above, if the Borrower fails to make any payments as and when due and payable of any principal on this Note, the Borrower shall pay to the Lender, without demand, a late charge equal to five percent (5.0%) of such overdue payment (to the extent allowed by law).

            6.         This Note is secured by that certain Stock Pledge Agreement of even date herewith from the Borrower to the Lender (the "Stock Pledge Agreement") and by that certain Security Agreement of even date herewith from Tailored Business Systems, Inc. ("TBS") to the Lender (the "Security Agreement").  Reference is hereby made to the Stock Pledge Agreement and the Security Agreement for a description of the nature and extent of the security for this Note and the rights with respect to such security of the holder of this Note.

7.         (a)        An Event of Default under the terms of this Note shall occur upon (i) the failure of the Borrower to pay any obligation hereunder within thirty (30) days after the due date thereof, (ii) a default by the Borrower under that certain Secured Promissory Note of even date herewith, between the Borrower and Stephen A. Garner, (iii) the Borrower or TBS shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency or similar law, (B) consent to the institution of any such proceeding or the filing of any such petition, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower or TBS or for all or a substantial part of its properties, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, or (F) admit in writing its inability to pay its debts as they become due; (iv) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of the Borrower or TBS, or of all or a substantial part of the properties thereof, under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower or TBS or for a substantial part of the properties thereof, or (C) the winding up or liquidation of the Borrower or TBS; and an order or decree approving or ordering any of the foregoing shall be issued by a court having jurisdiction and continue unstayed and in effect for 60 days; (v) a default by the Borrower under the Stock Pledge Agreement; (vi) a default by TBS under the Security Agreement; or (vi) a breach or default by the Borrower under that certain Merger Agreement, of even date herewith, by and among the Borrower, VillageEDOCS Merger Sub, Inc., TBS, Stephen A. Garner and James L. Campbell (the "Merger Agreement").

                        (b)        In case of any Event of, the maturity of this Note may be accelerated and the unpaid balance of the Principal Amount then outstanding, together with interest accrued and unpaid thereon, declared to be immediately due and payable at the option of the Lender without demand, notice, presentment, and protest, all of which are waived by the Borrower.

                        (c)        In case an Event of Default shall have occurred, the Lender may proceed to protect and enforce its rights either by suit in equity or by action at law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the Lender. No remedy conferred hereunder is intended to be exclusive of any other remedy and each such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or currently or hereafter existing at law or in equity or by statute or otherwise.

8.         (a)        The Lender has the right, at any time until this Note is paid in full, to convert the unpaid principal balance of this Note in accordance with the provisions of Section 8(b) hereof, in whole or in part, into fully paid and nonassessable shares of the Common Stock of the Borrower (the "Common Stock").  In the event that the Borrower gives a Prepayment Notice pursuant to Section 9 below, such conversion right in respect of the portion of the Note being prepaid shall expire at the close of business on the Prepayment Date, unless the Borrower fails to make the payment due upon prepayment.  Upon five (5) days prior written notice to the Borrower, the Lender shall notify the Borrower of his election to convert, in whole or in part, such principal and interest as specified in such notice.  The number of shares of Common Stock into which this Note may be converted at any given time shall be determined at the rate of 9.8 shares of Common Stock for each $1.00 of principal and interest to be converted (the "Conversion Price"), the parties having agreed pursuant to the Merger Agreement that such Conversion Price is the intent of the parties. Accrued but unpaid interest on the converted principal shall become due and payable upon such conversion.

(b)        Before the Lender shall be entitled to convert this Note into shares of Common Stock, it shall surrender this Note at the office of the Borrower and shall give written notice, to the Borrower at its principal corporate office, of the election to convert the same, or a portion thereof pursuant to this Section 8, and shall state therein the name or names in which the certificate or certificates for the shares issuable upon such conversion (the "Conversion Shares") are to be issued. The Borrower shall, as soon as practicable thereafter, issue and deliver to the Lender a certificate or certificates for the number of Conversion Shares to which the Lender shall be entitled and a replacement note for any remaining principal balance of this Note.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note and the receipt of the notice required herein, and the person or persons entitled to receive the Conversion Shares shall be treated for all purposes as the record holder or holders of such Conversion Shares as of such date.

            (c)        The Borrower has duly reserved, and shall at all times duly reserve, a sufficient number of shares of authorized Common Stock for issuance upon conversion of this Note.  Upon issuance, sale and delivery of any Conversion Shares, such Conversion Shares shall be validly issued and outstanding fully paid and nonassessable with no personal liability attaching to the ownership thereof and shall not be subject to preemptive or any similar rights of any person or entity.  Without limiting the generality of the foregoing, the Borrower shall take all such action as may be requisite to assure that the stated or par value per share of Common Stock is at all times equal to or less than the Conversion Price then in effect.

                        (d)        In the event of any stock dividend, stock split, reclassification, readjustment or other change is declared or made in the capital structure of VillageEDOCS prior to full payment of the Note, then the Conversion Price shall be increased or decreased as if the Conversion Shares were issued and outstanding on the effective date of any such change in the capital structure of VillageEDOCS.  It is the intent of the Borrower and Lender that there shall be no dilution of the Conversion Price resulting from a stock dividend, stock split, reclassification, readjustment or other change in the capital structure of VillageEDOCS occurring subsequent to the date of the Note.

            9.         The Borrower may, at any time, and without penalty, prepay all or any part of the Principal Amount (the "Prepayment Amount").  At least thirty (30) days prior to the date fixed for any prepayment of the Note (the "Prepayment Date"), written notice shall be delivered to the Lender at his address last shown on the records of the Borrower, notifying the Lender of the election to prepay the Note, in whole or in part, and specifying the Prepayment Date, the Prepayment Amount and calling upon the Lender to surrender to the Borrower, in the manner and at the place designated, this Note (the "Prepayment Notice") unless the Lender shall convert this Note in accordance with Section 8 hereof by providing the required notice on or prior to the Prepayment Date.  Upon delivery of the Prepayment Notice, the Prepayment Amount shall become due and payable at the Prepayment Date.

            10.       If this Note is placed in the hands of an attorney for collection after its maturity (whether by acceleration, declaration, extension or otherwise), the Borrower shall pay on demand all costs and expenses of collection including fifteen percent (15%) of the balance due as attorney's fees.

            11.       If any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part, or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in either of those events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

            12.       The Lender may not, without the prior written consent of the Borrower, sell, assign or transfer all or any part of this Note or all or any part of the Stock Pledge Agreement or Security Agreement or all or any part of the indebtedness, obligations or liabilities evidenced hereby or thereby.

            13.       Each right, power and remedy of the Lender hereunder, under the Stock Pledge Agreement, the Security Agreement or under applicable laws shall be cumulative and concurrent, and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers or remedies.  No failure or delay by the Lender to insist upon the strict performance of any one or more provisions of this Note or of the Stock Pledge Agreement or of the Security Agreement or to exercise any right, power or remedy consequent upon a breach hereof or default hereunder shall constitute a waiver thereof, or preclude the Lender from exercising any such right, power or remedy.  By accepting full or partial payment after the due date of any amount of principal of or interest on this Note, the Lender shall not be deemed to have waived the right either to require payment when due and payable of all other amounts of principal of or interest on this Note or to exercise any rights and remedies available to it in order to collect all such amounts.  No course of dealing between the Lender and the Borrower shall be effective to amend, modify or change any provision of this Note, the Stock Pledge Agreement or the Security Agreement, and the Lender shall have the right at all times to enforce the provisions of this Note in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of the Lender in refraining from so doing at any time or times.

            14.       No modification, change, waiver or amendment of this Note shall be deemed to be made by the Lender unless in writing signed by the Lender, and each such waiver, if any, shall apply only with respect to the specific instance involved.

            15.       This Note shall be deemed made in and shall be governed by the internal laws of the State of Georgia, without regard to the conflicts of law principles thereof.

            16.       The Borrower irrevocably (a) submits to the jurisdiction of any California State Court or Federal Court sitting in the State of California over any suit, action or proceeding under, arising out of or relating to this Note, (b) waives any objection which the Borrower may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, (c) waives the right to object, with respect to any such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over the Borrower, and (d) proceeding in any such court by the mailing of copies of such process to the Borrower by certified or registered mail at the Borrower's most current address reflected in the Lender's records or to any other address of which the Borrower shall have given written notice to the Lender.  Anything herein to the contrary notwithstanding, the foregoing provision shall not affect the right of Lender to serve process in any other manner permitted by law or limit the right of the Lender to bring proceedings against the Borrower in any competent court elsewhere having jurisdiction.

            17.       Time is of the essence of this contract.

            18.       WAIVER OF JURY TRIAL.  THE LENDER AND THE BORROWER EACH WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING UNDER, ARISING OUT OF, OR RELATING TO THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY.

            The signature of the Borrower is subscribed to this Promissory Note under seal the day and year written above.

                                                            VILLAGEEDOCS, a California Corporation

                                                            BY: /s/ K. Mason Conner

                                                                  K. Mason Conner, President

                                                            Attest: /s/ Michael A. Richard

                                                                      Michael A. Richard, Chief Financial Officer

Signed, sealed and delivered

In the presence of:

                                                                                                (CORPORATE SEAL)

__[Notarized]_______________________

Notary Public